UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2004

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2004, Cano Petroleum Inc. (the “Company”) sold 750 shares of Series C Preferred Stock to Randall Boyd, who is currently a member of the Company’s Board of Directors.  The Series C Preferred Stock was sold for $1,000 per share, for aggregate gross proceeds of $750,000.  The sale was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated thereunder.

Upon receipt of a written request by Mr. Boyd, the Company must use its best efforts to file a registration statement on Form SB-2 (or similar form) under the Securities Act of 1933, as amended, registering the resale of common shares to be issued upon conversion of the Series C Preferred Stock and must use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission at the earliest practicable date, all at the Company’s sole cost and expense.

Each share of the Company’s Series C Preferred Stock is convertible at any time while it is outstanding into 266 shares of common stock.  In the event that the Company issues any shares of common stock during the 730 calendar days following the issuance date at a price less than $3.75 per share, the conversion rate will be adjusted to that number of shares of common stock equal to $1,000 divided by the price per share at which the Company issued common stock.

In the event that the Company fails to meet certain performance milestones (as defined in the Management Stock Pool Stock Agreement between the Company and certain directors, officers and employees of the Company dated May 28, 2004 (the “Management Stock Pool Agreement”), or in the event that the terms of the Management Stock Pool Agreement are amended with the effect of reducing or eliminating the performance milestones, the conversion rate of the Series C Preferred Stock shall be the greater of: (i) 266 shares of common stock for each one share of Series C Preferred Stock; or (ii) that number of shares of common stock equal to $1,000 divided by 75% of the average market price of the Company’s common stock for the five trading days immediately prior to the conversion date.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Series C Preferred Stock are entitled to receive an amount equal to $1,000 per share.  In the event of any liquidation, dissolution or winding up of the Company, the Series C Preferred Stock ranks senior to the Company’s outstanding common stock and on parity with the Company’s outstanding Series B Preferred Stock.

The holders of the Company’s Series C Preferred Stock are not entitled to receive any dividends.  Except as required by Delaware law, the Series C Preferred Stock does not have any voting rights.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01       Financial Statements and Exhibits.

 (a) Financial statements of business acquired.

Not Applicable

 (b) Pro forma financial information.

Not Applicable

(c) Exhibits:

4.1	Subscription Agreement of Randall Boyd, dated October 8, 2004.
4.2	Certificate of Designation for Series C Convertible Preferred Stock (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on July 15, 2004).
4.3	Management Stock Pool Agreement (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange Commission on August 11, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 14, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer